WORLD ACCEPTANCE CORPORATION
RETIREMENT AGREEMENT

THIS RETIREMENT AGREEMENT (this “Agreement”) is made this 30th day of September , 2015 by and between World Acceptance Corporation and its subsidiaries, and affiliate companies (hereinafter collectively referred to as the “Company”), and A. Alexander (Sandy) McLean III (“Executive”).

WHEREAS, Executive has communicated his intention to retire from the Company on September 30, 2015 (the “Retirement Date”);

WHEREAS, the Company has acknowledged and accepted Executive’s retirement and agreed to begin the transition of Executive’s role, vision, strategy, and leadership to others within the Company;

WHEREAS, Executive’s Employment Agreement dated April 1, 2007 (“Employment Agreement”) will remain in place, except as expressly modified herein, up to the Retirement Date;

WHEREAS, the Company wishes to receive transition and support services from Executive and a Release from Executive and to ensure the protection of the Company’s confidential information and legitimate competitive interests;

WHEREAS, in exchange for his promises and commitments made herein, the Company has agreed to provide Executive with certain benefits as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Retirement and Resignation. Executive’s employment with the Company will end on the Retirement Date. To effect Executive’s retirement, Executive hereby resigns, as of the Retirement Date, as a director and from each and every office with the Company. Executive agrees to execute documents in a form satisfactory to the Company to effectuate any such resignations.

2.Duties through Retirement Date. Executive agrees to continue to faithfully perform his duties under the Employment Agreement until the Retirement Date. From the date hereof through the Retirement Date, Executive shall fully cooperate in the transition of his leadership, strategy, and vision to other executives, and commits to support such executives, subject to and as directed by the Board of Directors of the Company.

3.Cessation of Benefits. From and after the Retirement Date, Executive will not have the right to participate in or receive any benefit under any employee benefit plan of the Company, any fringe benefit plan of the Company, or any other plan, policy or arrangement of the Company providing benefits or perquisites to employees of the Company generally or individually. Provided, however, Executive will be entitled the rights: (i) to continued coverage under the Company’s health and dental benefit plans as provided by COBRA, as set forth in Section 9(i) hereof; (ii) to retain and be paid vested benefits under the terms of the Company’s tax-qualified pension plans; (iii) to Executive’s vested and accrued rights to receive benefits under the Company’s Supplemental Income Plans, including, as applicable, such original, amended and restated versions thereof (“SERP”); (iv) to submit claims pursuant to the terms of the Company’s welfare benefit plans for benefits arising out of events occurring prior to the Retirement Date; (iv) to exercise any conversion rights provided to Executive under the terms of the Company’s benefit plans; (v) to receive such other benefits and payments as expressly set forth or referred to in this Agreement; and (vi) to receive reimbursement from the Company of expenses Executive incurred prior to the Retirement Date, provided that such expenses are otherwise reimbursable under the terms of the Company’s policies.

4.Noncompetition Covenants. Executive reaffirms and agrees to be bound by the terms of Section X of the Employment Agreement, and agrees that compliance therewith will be a condition of his receiving benefits under this Agreement. Executive’s obligations in this regard include his agreement not to be employed by any party engaged in the same business as the Company, as well as his agreement not to solicit the Company’s employees for a period extending until two years after the Retirement Date.

5.Confidential Information. The Executive agrees to act as a fiduciary to the Company and to maintain the confidentiality of Confidential Information at all times during and after Executive’s employment with the Company and will not, at any time (i) use any Confidential Information for Executive’s own benefit or for the benefit of any other person, firm, or entity; (ii) reveal or disclose any Confidential Information to any person other than authorized representatives of the Company; or (iii) remove or aid in the removal from the Company’s premises, retain, transmit, download, or save any copy or copies of Confidential Information in either written, digital, electronic, voice, or other electronic media data form, except (A) in the performance of Executive’s authorized duties in the furtherance of the business of the Company or (B) with the prior written consent of an authorized officer of the Company. “Confidential Information” means any nonpublic information used in the Company’s business and from which the Company derives commercial value from not being generally known to the public or industry, including without limitation financial information (including budgets, forecasting, projections, costs, margins and pricing); employee information (including payroll and benefits information and personnel records); marketing plans, proposals and data; customer information; trade secrets; patents; copyrights and trademarks, computerized information or data (including programs, networks, databases, information technology architecture and infrastructure, hardware and software) (all or any portion of which, and the materials on which they are used, whether or not specifically labeled or identified as “confidential”).

6.Assistance and Cooperation. Executive agrees that from and after the Retirement Date for a period of two (2) years, he will be available to consult with Company as needed and will cooperate in the transition and in any other manner reasonably requested. In addition, for a period of six (6) years following the Retirement Date, Executive agrees to cooperate with and provide assistance to the Company and its legal counsel in connection with any claim, litigation (including arbitration or administrative hearings) or investigation affecting the Company, in which, in the reasonable judgment of the Company's counsel, Executive’s assistance or cooperation is needed. Executive shall, when requested by the Company, provide testimony, information, affidavits or other assistance as reasonably requested and shall travel at the Company's request in order to fulfill this obligation. Provided, however, that, in connection with such litigation or investigation, the Company shall reasonably accommodate Executive’s schedule, shall provide Executive with reasonable notice in advance of the times in which Employee’s cooperation or assistance is requested, and reimburse Executive for any travel expenses incurred with respect to such matters.

7.Nondisparagement. The Executive agrees that he will not make disparaging remarks to anyone about the Company or its practices, any management personnel or any other employee, that disrupts or impairs the Company’s normal, ongoing business operations, or that harms the Company’s reputation with its employees, customers, suppliers or the public. Likewise, the Company agrees that none of its officers or directors will make any disparaging remarks about Executive.

8.Release. The Executive agrees to and does release and forever discharge the Company, any related or successor corporation or other entity (including but not limited to any parent, subsidiary and/or affiliate), their benefit plans and programs, and all of their past and present officers, directors, employees, administrators and trustees (collectively the “Parties Released by this Agreement”), from any and all losses, expenses, liabilities, claims, rights, contracts, agreements and entitlements of every kind and description (collectively referred to as “Claims”), whether known or unknown, that Executive has now or may later claim to have had against any of the Parties Released by this Agreement arising out of anything that has occurred up through the date that Executive signs this Agreement, including, without limitation, any Claims arising out of Executive’s employment or service with the Company. This release includes, but is not limited to, any Claims for additional compensation, benefits, bonuses, severance, incentive pay or awards, back pay, reinstatement, personal injuries, breach of contract (express or implied), claims for compensation or benefits under the Employment Agreement, breach of any covenant of good faith and fair dealing (express or implied), or for recovery of any losses or other damages to Executive or Executive’s property based on any alleged violation of Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq. (prohibiting discrimination on account of race, sex, color, national origin or religion); the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq. (prohibiting discrimination on account of age); the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. (prohibiting discrimination on account of disabilities); the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; or any other federal, state or local statutory or common law. The Executive further agrees that this release may be pleaded as a complete bar to any action or suit before any court or tribunal.

For the purpose of implementing a full and complete release and discharge of the Parties Released by this Agreement, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in Executive’s favor at the time Executive signs this Agreement, and that this Agreement contemplates the extinguishment of any such Claim or Claims. For clarification and notwithstanding anything herein to the contrary, this Agreement shall not be deemed to release or discharge any claims (i) for amounts or benefits due to Executive or Executive’s heirs pursuant to or preserved by this Agreement, including without limitation any payments or benefits due to Executive hereunder and any and all rights Executive has against the Company and/or its insurers relating to indemnification for acts undertaken by Executive prior to the date hereof; (ii) that arise out of events that occur after the execution of this Agreement; or (iii) that may not be released by law.

Neither the provisions in this Section 8, nor elsewhere in this Agreement prevents Executive from submitting a petition or charge with any state or government agency or from cooperating with any federal or state governmental inquiry or investigation, including without limitation the Equal Employment Opportunity Commission (EEOC), Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), the Consumer Financial Protection Bureau (CFPB) or any other self-regulatory organization or any governmental entity. Provided, however, Executive acknowledges that the benefits Executive is receiving pursuant to this Agreement are intended to provide the full and only compensation to Executive for any and all claims, damages or other demands that Executive might have or make against the Company or any of the Parties Released by this Agreement, and Executive agrees forever to waive any right to monetary recovery from the Company or its affiliates in the event any administrative agency or other public or governmental authority, individual or group of individuals pursues any claim on Executive’s behalf, and Executive agrees that he will not request or accept anything of value from the Company or its affiliates not provided for in this Agreement as compensation or damages related to his employment or service with the Company.

9.Compensation and Benefits. In exchange for Executive’s promises and execution of those promises set forth in this Agreement, as well as the release set forth above, the Company agrees to pay or provide to Executive the following:

(a)Until the Retirement Date, Executive shall receive his current base salary and shall continue to participate in the Company’s employee benefit plans in which he currently participates.

(b)Pursuant to the Company’s Executive Incentive Plan, and in full satisfaction of any amounts owed in connection therewith, Executive shall be eligible to receive an annual incentive award that will be prorated based on Executive’s service through the Retirement Date (i.e., 6/12 months). The payment of this pro-rated annual incentive will be made as soon as practicable following the certification of the Company’s performance by the Compensation and Stock Option Committee (the "Compensation Committee"), but not later than June 15, 2016.

(c)Executive shall be entitled to retain all stock options and restricted shares that have vested as of the date of this Agreement. All such options may be exercised according to the terms of the award agreements.

(d)All stock options and restricted stock issued to Executive that are not vested as of the date of this Agreement will be forfeited pursuant to the terms of the applicable award agreements, except that (i) the 13,000 WRLD stock options scheduled to vest on December 7, 2015 shall vest on the Retirement Date, and shall be exercisable by Executive at any time prior to the option expiration date, as a retiree who has attained at least 10 years of service with the Company and (ii) 21,000 of Executive’s Group B restricted shares, which represent twenty-five percent (25%) of the grant of such shares to Executive, shall vest on the Retirement Date. Executive agrees to hold any equity referred to in this Section 9(d) for the duration of his noncompetition and consulting obligations set forth in Sections 4 and 6 hereof.

(e)Executive shall be entitled to receive his vested and accrued benefits under the Company’s pension and welfare benefit plans, including without limitation the Company’s 401(k) plan and the SERP.

(f)Executive shall be entitled to exercise any conversion rights provided under and pursuant to the terms of the Company’s employee benefits plans.

(g)Executive shall be entitled to receive reimbursement for any expenses incurred prior to the Retirement Date, in accord with the Company’s policies with respect to the same.

(h)The Company will assign title to Executive's company car to Executive free and clear of all liens, deliverable on the Retirement Date;

(i)Executive’s retirement from the Company is a “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Executive will be provided an opportunity to continue health and dental coverage through the Company’s benefit plans after his retirement, as required by and pursuant to the terms of COBRA. Executive will receive a separate notice of his COBRA rights in order to allow him the chance to decide whether to elect (and pay for) COBRA continuation coverage. The Company agrees to pay Executive the sum of $18,000 in lieu of Company-funded COBRA coverage. This amount will be paid to Executive on the first regular payroll date following the Company’s receipt of his COBRA election.

(j)The Company will provide Executive on the Retirement Date the Company-owned MacBook and cell phone Executive is currently assigned. Consistent with his obligations pursuant to Sections 5 and 13 hereof, Executive agrees to cooperate in the removal of Company data and information from such devices.

10.Exclusive Payment. The benefits to be provided to Executive under the terms of this Agreement, as set forth in Section 9 above, shall be made in lieu and in replacement of any other program, plan, policy, agreement or arrangement of the Company, including without limitation any provision of any severance, change-of-control or other plan or program, including without limitation any and all rights to receive any payments or benefits under or pursuant to the terms of the Employment Agreement.

11.Withholding. All payments required to be made by the Company to Executive under this Agreement shall be subject to the withholding of such amounts for taxes and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

12.Indemnification. The Company shall continue to indemnify Executive and provide advancement of expenses pursuant to the terms and conditions set forth in the Company’s articles of incorporation and bylaws with respect to any acts or omissions prior to the Retirement Date, and nothing herein shall affect Executive’s rights as an insured under the terms of the Company’s liability policies for such acts or omissions. In addition, the Company shall not take any action, without the consent of Executive or as required by law, to eliminate, amend or reduce such rights of indemnification and advancement afforded to Executive as of the effective date of this Agreement.

13.Return of Property. Executive agrees that he will not retain, and will promptly return to the Company following the Retirement Date, any and all Company property in his possession or subject to his control, including but not limited to, keys, credit and identification cards, Company-provided equipment, computers or any other items provided to Executive by the Company for Executive’s use, together with all written or recorded materials, documents, computer discs, plans, records, or other papers or electronic information related to the Company’s business affairs, except such property that Executive is expressly entitled to retain as set forth herein. Executive represents that he has not and will not copy, download, store or retain software, documents or other materials or files originating with or belonging to the Company, and that he has not retained copies of any Company property or materials, including on any computer tape, diskette, disc, flash drive or any form of storage media, whether portable or installed.

14.Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, in the event that any amount or benefit to be paid or provided to Executive under this Agreement or otherwise constitutes a “parachute payment” within the meaning of Section 280G of the Code, and but for this provision, would be subject to the excise tax imposed by Section 4999 of the Code, then the totality of those amounts shall be either: (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such payments and benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999 of the Code (and any equivalent state or local excise taxes), results in the receipt by Executive on an after-tax basis, of the greatest amount of such payments and benefits, notwithstanding that all or some portion of such amount may be taxable under Section 4999 of the Code. Any reduction of any amount required by this provision shall be made in accordance with Section 409A of the Code and shall occur in the following order: (1) reduction of cash payments to Executive under this Agreement or otherwise; (2) reduction of other benefits paid or provided to Executive; and (3) reduction of vesting acceleration of equity awards under this Agreement or otherwise. If two or more equity awards are granted on the same date, each award will be reduced on a pro rata basis (dollar-for-dollar).

15.Claw-back. Executive expressly acknowledges and agrees that any and all incentive-based compensation, as well as the equivalent cash value thereof with respect to any and all such incentive-based awards that have become vested, exercised, free of restriction or otherwise released to and/or monetized by or for the benefit of the Participant or any transferee or assignee thereof under or pursuant to the Company’s incentive or stock option plans, including such incentive-based awards and amounts set forth in Section 9 hereof (collectively, “Incentive-Based Compensation”), are and will be fully subject to the terms of any policy regarding repayment, recoupment or claw-back of compensation now or hereafter adopted by the Company in response to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, rulemaking of the Securities and Exchange Commission or otherwise. Executive acknowledges and agrees that any such policy will apply to any and all Incentive-Based Compensation in accordance with its terms, whether retroactively or prospectively, and agrees to cooperate fully with the Company to facilitate the recovery of any Incentive-Based Compensation that the Committee determines in its sole discretion is reasonably required to be recovered pursuant to the terms of such policy.

16.Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:    At the last address on the records of the Company.

If to the Company:    At the Company’s principal executive offices, Attention General Counsel.

17.Severability. If any provision of this Agreement (or any subpart thereof) is unenforceable or is held to be unenforceable, the Parties agree that such provision shall be fully severable, and this Agreement and its terms shall be construed and enforced as if such unenforceable provision had never been a part of this Agreement. Under such circumstances, the remaining provisions of the Agreement shall remain in full force and effect, and a court construing the unenforceable provision shall add to this Agreement and make a part of it, in lieu of the unenforceable provision, a provision as similar in terms and effect to such unenforceable provision as may be enforceable.

18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19.Code Section 409A Compliance. The Parties intend that any amounts or benefits payable or provided under this Agreement comply with the provisions of Section 409A of the Internal Revenue Code (“Code Section 409A”) and the Treasury Regulations relating thereto so as not to subject Executive to the payment of the tax, interest and any tax penalty which may be imposed under Code Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with such intent. A termination of employment of Executive shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation of service” within the meaning of Code Section 409A. If an amount is to be paid under this Agreement in two or more installments, each installment shall be treated as a separate payment for purposes of Code Section 409A. If Executive is considered to be a “specified employee” (as defined in Code Section 409A and related Treasury Regulations) at the Retirement Date, a portion of the amount payable to Executive under Section 9 hereof shall be delayed for six (6) months following Executive’s separation of service if and to the extent necessary to comply with the requirements of Section 409A. Any amounts payable to Executive during such six (6) month-period that are delayed due to the limitation in the preceding sentence shall be paid to Executive in a lump sum on or after the first day of the seventh (7th) month following Executive’s separation from service. Executive acknowledges and agree that he has been advised by the Company to consult with tax counsel of his own choosing regarding the tax consequences to him of the performance of the terms and provisions of this Agreement.

20.Entire Agreement. This Agreement constitutes the entire Agreement by the Company and Executive with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between Executive and the Company, including the Employment Agreement with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by Executive and the Company.

21.Governing Law. This Agreement shall be construed in accordance with the substantive laws of the State of South Carolina without regard to conflict of laws principles.

22.Acknowledgements. By signing this Agreement, Executive acknowledges that:
(a)He has carefully read and fully understand the Agreement;
(b)He is signing the Agreement voluntarily;
(c)The Company has encouraged and advised Executive to consult with an attorney prior to executing the Agreement and that Executive has had the opportunity to obtain all advice and information you deem necessary about matters related to this Agreement;
(d)Executive has been given a period of at least twenty-one (21) days after receiving this Agreement to consider its terms before signing it;
(e)Executive has seven (7) days after signing this Agreement and release to revoke his acceptance by delivering a signed notice of revocation to the Company, and that upon delivery of a timely notice of revocation, this Agreement will be null and void and neither the Company nor Executive will have any rights or obligations under it. Accordingly, this Agreement and release shall not become effective or enforceable until the seven-day revocation period has expired. If Executive’s signature is not revoked by Executive during the seven-day period, it shall be deemed accepted and this Agreement will take effect on the eighth (8th) day.

SIGNATURE PAGE TO RETIREMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

A. Alexander (Sandy) McLean, III – Executive

WORLD ACCEPTANCE CORPORATION

By:

Name:

Title:

World Acceptance Corporation - Retirement Agreement     Page 1 of 1
A. Alexander (Sandy) McLean, III